                        SECTION 240.14a-101  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                       INDEPENDENCE HOLDING COMPANY
.................................................................................
            (Name of Registrant as Specified In Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:

     ...........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ...........................................................................

     4) Proposed maximum aggregate value of transaction:

     ...........................................................................

     5) Total fee paid:

     ...........................................................................


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ...........................................................................

     2) Form, Schedule or Registration Statement No.:

     ...........................................................................

     3) Filing Party:

     ...........................................................................

     4) Date Filed:

     ...........................................................................

                          INDEPENDENCE HOLDING COMPANY

                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2003
                              -------------------

To the Stockholders of
INDEPENDENCE HOLDING COMPANY:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INDEPENDENCE HOLDING COMPANY (the 'Company') will be held on Friday, June 20, 2003 at 9:30 A.M., EDT, at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut for the following purposes:

        1. To elect seven directors of the Company;

        2. To vote upon a proposal to ratify the selection of independent auditors;

        3. To approve the 2003 Stock Incentive Plan; and

        4. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Only stockholders of record at the close of business on April 30, 2003 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

    Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                      By Order of the Board of Directors


                                      /s/ David T. Kettig
                                      ----------------------------
                                      David T. Kettig
                                      Secretary

April 30, 2003

                          INDEPENDENCE HOLDING COMPANY
                             96 CUMMINGS POINT ROAD
                               STAMFORD, CT 06902
                                  203-358-8000

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Independence Holding Company (the 'Company') of Proxies to be used at the Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut on June 20, 2003 at 9:30 A.M., EDT. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 2002, will first be mailed to stockholders of the Company on or about May 16, 2003.

    If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no directions are given, Proxies will be voted
(i) for election as directors of all of the nominees specified therein,
(ii) for the ratification of the selection of KPMG LLP ('KPMG') as independent auditors for the calendar year 2003, and (iii) for the approval of the 2003 Stock Incentive Plan. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.

    Only stockholders of record as of the close of business on April 30, 2003 will be entitled to vote at the meeting. On March 31, 2003, the Company had outstanding and entitled to one vote per share, 7,787,155 shares of Common Stock, par value $1.00 per share ('Common Stock'). An additional 1,997,501 shares of Common Stock are held in treasury by the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term, (ii) FOR the ratification of the selection of KPMG as independent auditors for the calendar year 2003, and
(iii) FOR the approval of the 2003 Stock Incentive Plan. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common

Stock represented in person or by Proxy. Approval of KPMG as independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting. Approval of the 2003 Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented and voting, in person or by proxy, at the meeting.

    Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

                             PRINCIPAL STOCKHOLDERS

    Listed below are the number of shares of Common Stock beneficially owned as of March 31, 2003 by the holders of more than 5% of the Common Stock of the Company.

                                                              COMMON STOCK
                                                              ------------
Geneve Holdings, Inc.(1) ...................................   4,530,895
  96 Cummings Point Road                                             58%
  Stamford, Connecticut 06902

---------

(1) According to (i) information disclosed in Amendment No. 35 to Schedule 13D dated May 9, 2001 of Geneve Holdings, Inc. (together with its affiliates also referred to herein as 'Geneve') supplemented by (ii) information provided to the Company by Geneve in response to a Company questionnaire, a group consisting of Geneve and certain of its affiliates are the beneficial owners of 4,530,895 shares of Common Stock. Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

                           -------------------

    To the best knowledge of the Company, Geneve has sole investment and voting power with respect to the shares listed above, and no other person or persons acting in concert own beneficially more than 5% of the Common Stock.

    The following table sets forth for each director of the Company, the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended

December 31, 2002 (the 'Named Officers'), and for all directors and executive officers of the Company as a group, information regarding beneficial ownership of Common Stock as of March 31, 2003.

                                                NUMBER OF                  PERCENT OF CLASS
                     NAME                        SHARES                    ENTITLED TO VOTE
                     ----                        ------                    ----------------
Alex Giordano.................................    39,133(1)                        *
Larry R. Graber...............................    43,452(2)                        *
David T. Kettig...............................    34,834(3)                        *
Allan C. Kirkman..............................     7,150(4)                        *
Steven B. Lapin...............................    46,345                           *
Edward Netter.................................          (5)                        --
Robert P. Ross, Jr. ..........................    94,081(6)                       1.2%
C. Winfield Swarr.............................    20,700(7)                        *
Roy L. Standfest..............................     6,100                           *
James G. Tatum................................     6,550(8)                        *
Roy T.K. Thung................................   335,577(9)                       4.2%
All directors and executive officers as a
  group (13 persons)..........................   687,306(1)(2)(3)(4)(5)           8.5%
                                                        (6)(7)(8)(9)(10)

---------

 (1) Includes 38,583 shares of Common Stock subject to options granted to Mr. Giordano, all of which are exercisable within 60 days after March 31, 2003.

 (2) Includes 37,258 shares of Common Stock subject to options granted to Mr. Graber, all of which are exercisable within 60 days after March 31, 2003.

 (3) Includes 10,084 shares of Common Stock subject to options granted to Mr. Kettig, all of which are exercisable within 60 days after March 31, 2003.

 (4) Includes 5,500 shares of Common Stock subject to options granted to Mr. Kirkman, all of which are exercisable within 60 days after March 31, 2003.

 (5) As described in the table relating to Principal Stockholders, Geneve and certain of its affiliates are the beneficial owners of 4,530,895 shares of Common Stock, which represents 58% of the outstanding Common Stock as of March 31, 2003. Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

 (6) Includes 993 shares of Common Stock owned by Mr. Ross' wife, 91,000 shares owned by Starboard Partners, L.P., a limited partnership managed by an entity controlled by Mr. Ross ('Starboard L.P.'), and 1,650 shares of Common Stock subject to options granted to Mr. Ross, all of which are exercisable within 60 days after March 31, 2003. Mr. Ross disclaims beneficial ownership of the shares owned by his wife and Starboard L.P.

 (7) Includes 11,700 shares of Common Stock subject to options granted to Mr. Swarr, all of which are exercisable within 60 days after March 31, 2003.

 (8) Includes 700 shares owned by Mr. Tatum's wife, as to which shares Mr. Tatum disclaims beneficial ownership, and 550 shares of Common Stock subject to options granted to Mr. Tatum, all of which are exercisable within 60 days after March 31, 2003.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (9) Includes 202,450 shares of Common Stock subject to options granted to Mr. Thung, all of which are exercisable within 60 days after March 31, 2003.

(10) Includes 6,084 shares of Common Stock subject to options granted to two executive officers, all of which are exercisable within 60 days after March 31, 2003.

   *  Represents less than 1% of the outstanding Common Stock.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

    Seven directors will be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until such director's successor shall be elected and shall qualify.

    It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If, at the time of the meeting, any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

    The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

LARRY R. GRABER, age 53
Director

    Since January 2000, director of the Company; since April 1996 a director and President of Madison National Life Insurance Company, Inc., a wholly-owned subsidiary of the Company with principal offices in Middleton, Wisconsin; since April 1996, a director and President of Southern Life and Health Insurance Company, a wholly-owned insurance company with principal offices in Homewood, Alabama, which is a subsidiary of Geneve Corporation, a private diversified holding company with principal offices in Stamford, Connecticut, which is an affiliate of the Company ('Geneve').

ALLAN C. KIRKMAN, age 59
Director

    Since December 1980, director of the Company; for more than the past five years, Executive Vice President of Mellon Bank, N.A., a national bank with principal offices in Pittsburgh, Pennsylvania.

STEVEN B. LAPIN, age 57
Vice Chairman
Director

    Since July 1991, director of the Company; since July 1999, Vice Chairman of the Company; for more than five years prior to July 1999, President and Chief Operating Officer of the Company; for more than the past five years, President and Chief Operating Officer and a director of Geneve; since January 1998, a director of The Aristotle Corporation, a publicly held company with its principal executive offices in Stamford, Connecticut which is a leading manufacturer and global distributor of educational, health and agricultural products and is affiliated with the Company ('Aristotle').

EDWARD NETTER, age 70
Chairman
Director

    Since December 1980, director of the Company; since August 1997, Chairman of the Compensation Committee; for more than the past five years, Chairman of the Company; for more than five years prior to January 2000, Chief Executive Officer of the Company; from December 1990 to November 1993, President of the Company; for more than the past five years, Chairman, Chief Executive Officer and director of Geneve; since January 1998, a director of Aristotle; since July 2002, a director of American Independence Corp., a holding company with principal offices in New York, New York which, through subsidiaries, is in the insurance and reinsurance business and is affiliated with the Company ('AMIC').

ROBERT P. ROSS, JR., age 60
Director

    Since April 2000, director of the Company; for more than the past five years, President of The Starboard Capital Management Corporation, located in Houston, Texas, an unregistered investment advisor and general partner of Starboard Partners, L.P., a hedge fund for high net worth individuals and corporate clients; for more than five years prior to August, 2002, Chairman of GRO Corporation, a NASD registered broker/dealer located in Houston, Texas; since October 2002, a director of Rushmore Financial Group, Inc., a direct access technology development and online brokerage company.

JAMES G. TATUM, age 61
Director

    Since April 2000, director of the Company; since June 2002, chairman of the Audit Committee; since June 2002, a director of Aristotle; for more than the past five years, registered investment advisor, located in Birmingham, Alabama, managing funds for individual, corporate and trust clients.

ROY T.K. THUNG, age 59
Chief Executive Officer, President and
Director

    Since December 1990, director of the Company; since January 2000, Chief Executive Officer of the Company; since July 1999, President of the Company; for more than five years prior to July 1999, Executive Vice President and Chief Financial Officer of the Company; from May 1990 to November 1993, Senior Vice President, Chief Financial Officer and Treasurer of the Company; from June 1983 to December 1986, director of the Company; for more than the past five years, Executive Vice President of Geneve; since June 2002, a director of Aristotle; since July 2002, a director of AMIC; since November 2002, Chief Executive Officer and President of AMIC.

                              -------------------

    Between January 1, 2002 and December 31, 2002, the Board of Directors of the Company met five times. The Audit Committee of the Board, which exercises responsibility in respect of the recommendation of the Company's independent auditors, the review of such auditor's audit and recommendations concerning internal controls, met five times. All members of the Audit Committee meet the independence standards of the rules promulgated by the National Association of Securities Dealers. The Audit Committee currently consists of Messrs. Kirkman, Ross and Tatum. The Compensation Committee of the Board, which exercises responsibility in respect of recommendations concerning compensation matters, currently consists of Messrs. Kirkman, Netter and Tatum. The Compensation Committee met three times in 2002. The Executive Committee, which currently consists of Messrs. Netter, Kirkman and Thung, met once in 2002. Each director who has been nominated for election as a director attended at least 75% of the Board meetings and meetings of Committees on which such director served. Directors of the Company who are not also officers of the Company receive a monthly fee of $1,250 plus $400 for each Board or Committee meeting attended. Directors who are officers of the Company do not receive compensation for serving as directors of the Company.

    Pursuant to the Company's 1988 Stock Incentive Plan, directors of the Company who are not also employees of the Company or a subsidiary ('Independent Directors') are each entitled to receive non-qualified stock options with respect to 550 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company, which stock options vest six months after date of grant. Outstanding options granted at such 2002 Board meeting fully vested on December 21, 2002, and have an exercise price of $23.75 per share.

                               EXECUTIVE OFFICERS

    In addition to Messrs. Lapin, Netter and Thung, listed above, who also serve as directors of the Company, set forth below are each executive officer's name, age, all positions and offices held with the Company, principal occupations and business experience during the past five years. Officers are elected by the Board of Directors, each to serve until his or her successor is elected and has qualified, or until his or her earlier resignation, removal from office or death.

ALEX GIORDANO, age 60
Vice President -- Marketing

    Since February 2000, Vice President -- Marketing of the Company; for more than the past five years, Executive Vice President, Chief Marketing Officer and a director of Standard Security Life Insurance Company of New York, a wholly-owned subsidiary of the Company located in New York, New York ('Standard Security'); for more than the past five years, President and a director of Independence American Insurance Company, a wholly-owned subsidiary of AMIC located in New York, New York ('Independence American').

TERESA A. HERBERT, age 41
Vice President and Chief Financial Officer

    Since July 1999, Chief Financial Officer of the Company; for more than five years prior to July 1999, Vice President and Controller of the Company; since March 1, 2001, Vice President of Geneve; since November 2002, Chief Financial Officer of AMIC.

DAVID T. KETTIG, age 44
Vice President -- Legal and Secretary

    For more than the past five years, Vice President -- Legal and Secretary of the Company; since October 1998, Senior Vice President and Chief Administrative Officer of Standard Security; for more than five years prior to July, 2002, Vice President -- Legal and Secretary of Geneve; since November 2002, Chief Operating Officer of AMIC.

BRIAN R. SCHLIER, age 48
Vice President -- Taxation

    For more than the past five years, Vice President -- Taxation of the Company; for more than the past five years, Director of Taxation of Geneve; since November 2002, Vice President -- Taxation of AMIC.

ROY L. STANDFEST, age 39
Vice President -- Investments and Chief Investment Officer

    Since April 1999, Vice President -- Investments and Chief Investment Officer of the Company; since April 1999, Vice President -- Investments and Chief Investment Officer of Geneve; since September 2000, Vice President -- Investments and Chief Investment Officer of Standard Security; since
November 2002, Vice President -- Investments and Chief Investment Officer of AMIC; from September 1997 to March 1999, Vice President of Daiwa America Strategic Advisors Corporation, a proprietary fixed-income trading group affiliated with Daiwa Securities America with principal offices in New York, New York.

C. WINFIELD SWARR, age 62
Vice President and Chief Underwriting Officer

    Since August 2000, Vice President and Chief Underwriting Officer of the Company; since August 2000, Senior Vice President and Chief Underwriting Officer of Standard Security; for more than five years prior to August 2000, Vice President and Accident and Health Underwriting Officer of General Reinsurance, a reinsurance company with principal offices in Stamford, Connecticut.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation paid by the Company and its subsidiaries to the Named Officers for services rendered for the last three fiscal years.

                                                                     LONG TERM COMPENSATION
                                                               -----------------------------------
                                  ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                            --------------------------------   -------------------------   -------
        (a)          (b)      (c)       (d)         (e)           (f)           (g)          (h)           (i)
                                                               RESTRICTED    SECURITIES
                                                OTHER ANNUAL     STOCK       UNDERLYING     LTIP        ALL OTHER
NAME AND PRINCIPAL          SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION(1)
POSITION             YEAR     ($)       ($)         ($)           ($)           (#)          ($)           ($)
--------             ----     ---       ---         ---           ---           ---          ---           ---
Roy T.K. Thung ....  2002   286,266   400,000      --            --            --            --          61,976
  Chief Executive    2001   286,225   285,025      --            --            90,000        --          57,318
  Officer and        2000   286,199   285,025      --            --            --            --          49,988
  President
David T. Kettig ...  2002   188,250   250,000      --            --            10,250        --           6,015
  Vice President --  2001   188,250   192,000(2)    --           --            10,000        --           5,538
  Legal and          2000   175,750    67,500      --            --            --            --           6,488
  Secretary
Alex Giordano .....  2002   172,200   247,760      --            --            13,000        --           7,596
  Vice President --  2001   172,200   187,760(3)    --           --            15,000        --           7,888
  Marketing          2000   165,000    40,000      --            --             8,250        --           8,463
C. Winfield          2002   177,800   114,240      --            --             5,000        --           1,764
  Swarr ...........  2001   177,800    53,340      --            --            --            --           1,348
  Vice President --  2000    61,880    42,500      --            --            22,000        --          --
  Underwriting
Roy L.               2002   151,437   123,770      --            --            --            --             792
  Standfest .......  2001   161,535   137,585      --            --            --            --           1,141
  Vice President --  2000   161,071   138,680      --            --            --            --           1,016
  Investments

---------

(1) Amounts shown for 2000, 2001, and 2002 for all of the Named Officers include the dollar value of premiums paid for term life insurance. In addition, amounts shown for Mr. Thung include amounts accrued during 2000, 2001, and 2002 under a Retirement Benefit Agreement with the Company (described below under the heading 'Retirement Benefit Agreement'). The amounts shown for Messrs. Kettig and Giordano include profit-sharing contributions by Standard Security to their 401(k) accounts of (i) $3,596, $3,326, and $4,478, respectively, in 2000, 2001, and 2002 for Mr. Kettig and
     (ii) $4,800, $5,100, and $5,100 respectively, in 2000, 2001, and 2002 for Mr. Giordano. Mr. Giordano also received $1,440 in 2000, 2001, and 2002 as a car allowance. Certain of the Named Officers also received compensation and benefits during 2000, 2001, and 2002 from Geneve and/or its affiliates (other than the Company) for services rendered to such companies, which amounts are not included in this table. A portion of the salaries of certain of the Named Officers in 2002 was allocated to AMIC pursuant to a Service Agreement between the Company and AMIC.

(2) Includes $120,000 earned in 2001, but was not calculable until 2002.

(3) Includes $137,760 earned in 2001, but was not calculable until 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options to the Named Officers who received grants during 2002.

                                                                                                   GRANT DATE
                                        INDIVIDUAL GRANTS                                             VALUE
-------------------------------------------------------------------------------------------------  -----------
                  (a)                        (b)             (c)             (d)          (e)          (f)
                                          NUMBER OF
                                          SECURITIES      % OF TOTAL
                                          UNDERLYING     OPTIONS/SARS
                                         OPTIONS/SARS     GRANTED TO     EXERCISE OR               GRANT DATE
                                           GRANTED        EMPLOYEES      BASE PRICE    EXPIRATION    PRESENT
                 NAME                        (#)        IN FISCAL YEAR     ($/SH)         DATE      VALUE$(1)
                 ----                    ------------   --------------   -----------   ----------  -----------
Alex Giordano..........................     13,000           11.9%          16.90       2/18/07       76,570
David T. Kettig........................     10,250            9.4%          16.90       2/18/07       60,373
C. Winfield Swarr......................      5,000            4.6%          16.90       2/18/07       29,450

---------

(1) Present value determinations were made using the Black-Scholes model of theoretical options pricing, and were based on the following assumptions: (A) expected volatility is based on the one year period, calculated weekly, preceding the date of grant; (B) the risk-free rate of return is based on the 10 year U.S. Treasury Note yield to maturity as at the date of grant; (C) dividend yield assumes that the current dividend rate paid on the Common Stock continues unchanged until the expiration date of the options; and (D) a three-year phased-in vesting period that averages two years. The actual value a Named Officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (f) of the Option/SAR Grants Table will actually be realized. No gain would be realized by a Named Officer without appreciation in the market value of the Common Stock, which would benefit all stockholders commensurately.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

    The following table sets forth certain information concerning stock options and SARs of the Named Officers who had options or SARs at December 31, 2002.

                 (a)                       (b)          (c)           (d)                (e)
                                                                   NUMBER OF
                                                                   SECURITIES         VALUE OF
                                                                   UNDERLYING        UNEXERCISED
                                                                  UNEXERCISED       IN-THE-MONEY
                                                                  OPTIONS/SARS      OPTIONS/SARS
                                         SHARES                   AT FY-END(#)      AT FY-END($)
                                       ACQUIRED ON     VALUE      EXERCISABLE/      EXERCISABLE/
                NAME                   EXERCISE(#)  REALIZED($)  UNEXERCISABLE      UNEXERCISABLE
                ----                   -----------  -----------  -------------      -------------
Alex Giordano........................      -0-          -0-       16,500/33,500     222,998/231,405
David T. Kettig......................      -0-          -0-       28,084/16,916     364,976/102,037
Roy L. Standfest.....................      -0-          -0-          -0-/24,750         -0-/246,510
C. Winfield Swarr....................      -0-          -0-        22,000/5,000      191,180/22,850
Roy T.K. Thung.......................      -0-          -0-      276,400/60,000   3,408,651/496,800

    The following table gives information about the Company's common stock that may be issued upon exercise of options under the Company's only equity compensation plan existing as of December 31, 2002.

                                                    (a)               (b)                    (c)
                                                                                     NUMBER OF SECURITIES
                                                 NUMBER OF                           REMAINING AVAILABLE
                                               SECURITIES TO        WEIGHTED         FOR FUTURE ISSUANCE
                                               BE ISSUED UPON   AVERAGE EXERCISE         UNDER EQUITY
                                                EXERCISE OF         PRICE OF          COMPENSATION PLANS
                                                OUTSTANDING       OUTSTANDING        EXCLUDING SECURITIES
                PLAN CATEGORY                     OPTIONS          OPTIONS($)      REFLECTED IN COLUMN (a)
                -------------                     -------          ----------      -----------------------
Equity compensation plans approved by
  security holders...........................     741,550            10.78                  40,250

RETIREMENT BENEFIT AGREEMENT

    In 1991, the Company entered into a retirement benefit agreement with Mr. Thung, which was amended in December 2002, pursuant to which he is entitled to receive cash payments, based upon his salary, at such time as he retires or otherwise terminates his employment with the Company. Such payments are fully vested. Assuming that his employment with the Company had terminated on December 31, 2002, Mr. Thung would have been entitled to receive approximately $720,000 which amount increases each year he remains employed by the Company until he attains age 62. Of such amount, approximately $59,500 was accrued in 2002.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report:

    The Audit Committee is responsible for providing independent, objective oversight of the Company's internal controls and financial reporting process. The Audit Committee operates under a written charter approved by the Board of Directors. Messrs. Kirkman and Ross joined the Audit Committee in March 2003.

    In connection with these responsibilities, the Audit Committee met with both management and KPMG to discuss the December 31, 2002 financial statements. The Audit Committee discussed with KPMG their independence from the Company and its management, including the matters in the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

MEMBERS OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

   ALLAN C. KIRKMAN      JAMES G. TATUM, Chairman      ROBERT P. ROSS, JR.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Management's recommendations as to the form and level of compensation of the Company's executive officers are subject to the approval of the Compensation Committee of the Board of Directors. The Committee has not retained a compensation consultant. Mr. Tatum joined the Compensation Committee in March 2003.

    The Company's compensation policies seek to attract and retain key executives necessary to the long-term success of the Company, to align compensation with both annual and long-term strategic plans and goals and to reward performance in the continued growth and success of the Company and in the enhancement of shareholder values. In furtherance of these goals, the Company has employed a combination of annual base salaries, which are set at levels which management believes to be competitive with industry and regional pay practices and economic conditions, and annual and longer term incentive compensation, including options to purchase Common Stock.

    Management recommended to the Compensation Committee a bonus pool for the Company's employees (including the executive officers) based on the Company's performance in 2002 (including management's accomplishments in consummating the American Independence Corp. transaction, enhancing the insurance group's distribution network while improving its profitability, and strategically planning the direction of the Company). The amount of the 2002 bonus pool was approved by the disinterested members of the Committee. Specifically regarding the chief executive officer, Roy Thung, base salary has been determined by considering Company and individual performance. Mr. Thung's annual bonus payments are subject to approval by the disinterested members of the Compensation Committee.

MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

      JAMES G. TATUM      EDWARD NETTER, Chairman      ALLAN C. KIRKMAN

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index and the Nasdaq Stock Market Insurance Index.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG INDEPENDENCE HOLDING COMPANY, NASDAQ STOCK MARKET (U.S.) INDEX
                       AND NASDAQ INSURANCE STOCKS INDEX

                      INDEPENDENCE       NASDAQ STOCK MARKET      NASDAQ INSURANCE
                     HOLDING COMPANY         (U.S.) INDEX           STOCKS INDEX
1997                      100                   100                    100
1998                      117                   141                     89
1999                       98                   261                     69
2000                      125                   157                     87
2001                      167                   125                     93
2002                      199                    86                     94

* Assumes that dividends were reinvested and is based on a $100 investment on December 31, 1997; indices data obtained from Center for Research in Security Price (CRSP)

                           RELATED PARTY TRANSACTIONS

    The Company and Geneve operate under cost-sharing arrangements pursuant to which certain items are allocated between the companies. During 2002, the Company paid to Geneve or accrued for payment thereto approximately $255,000 under such arrangements, and paid or accrued approximately an additional $64,000 for the first quarter of 2003. Geneve also provides the Company the use of office space as its corporate headquarters for annual consideration of $236,000. In addition, certain directors, officers and/or employees of the Company or its subsidiaries, who are also directors, officers and/or employees of Geneve, received compensation and benefits from Geneve for services rendered thereto since January 1, 2002. The foregoing is subject to the approval of the Audit Committee of the Board of Directors at least annually, and management of the Company believes that the terms thereof are no less favorable than could be obtained by the Company from unrelated parties on an arm's length basis.

    At various times since January 1, 2002, certain securities transfers were made between the Company and/or certain of its subsidiaries, on the one hand, and Geneve, on the other hand, at fair market value. The Company has invested as a limited partner in Dolphin Limited Partnership-A, an investment partnership. Mr. Donald Netter is the Chairman, Chief Executive Officer and President, and the indirect principal owner, of the managing member of the general partner of Dolphin Limited Partnership-A. Mr. Donald Netter is the son of Mr. Edward Netter. Pursuant to the terms of the Partnership Agreement, all limited partners are charged quarterly management fees, an annual performance-based incentive allocation and other defined expenses, which the Company believes to be comparable to other similar investment manangement vehicles with which it is familiar.

         The board of directors recommends a vote 'FOR' proposal 1.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has selected KPMG as the independent auditors of the Company for the year 2003. It is anticipated that representatives of KPMG, who also served as the Company's auditors for 2002, will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

    The following table presents fees for professional audit services rendered by KPMG for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KPMG.

Audit fees, excluding audit related.........................  $708,400
                                                              --------
                                                              --------
Financial information systems design and implementation.....         0
All other fees:
    Audit related fees(1)...................................    28,700
    Other non-audit services(2).............................    91,500
                                                              --------
Total all other fees........................................  $120,200
                                                              --------
                                                              --------

---------

(1)  Researching issues related to the American Independence
     Corp. transaction.

(2) Other non-audit fees consisted of tax compliance and actuarial services.

    The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

           The board of directors recommends a vote 'FOR' proposal 2.

                                   PROPOSAL 3
                  APPROVAL OF THE INDEPENDENCE HOLDING COMPANY
                           2003 STOCK INCENTIVE PLAN

    The Company is submitting the Independence Holding Company 2003 Stock Incentive Plan (the '2003 Plan') to its stockholders for approval at the Annual Meeting. The purpose of the 2003 Plan is to enable the Company to continue to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to enter into and remain in the service of the Company (or a Company subsidiary or joint venture), acquire a proprietary interest in the success of the Company, maximize their performance, and thereby enhance the long-term performance of the Company. The following discussion is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which is attached hereto as Exhibit A.

GENERAL DESCRIPTION OF THE 2003 PLAN

    Awards. The 2003 Plan authorizes the grants of non-qualified stock options ('NQOs'), incentive stock options ('ISOs'), stock appreciation rights ('SARs') and shares of restricted stock (collectively, 'Awards'). Under the 2003 Plan, the Company may deliver authorized but unissued shares of its Common Stock ('Stock'), treasury shares of Stock, or shares of Stock acquired by the Company for the purposes of the 2003 Plan.

    Maximum Number of Shares. A maximum of 350,000 shares of Stock will be available for grants pursuant to Awards under the 2003 Plan. The following shares of Stock shall again become available for Awards under the 2003 Plan: any shares that are subject to an Award under the 2003 Plan and that remain undelivered upon the cancellation or termination of such Award for any reason and any forfeited shares of restricted stock, provided that any dividends paid on such shares are also forfeited. The maximum number of shares of Stock with respect to which any individual may be granted Awards during any one calendar year is 100,000 shares.

    Committee; Authority. The 2003 Plan will be administered by a Committee of the Board of Directors. The Committee is to consist of at least two individuals. It is intended that Committee members will be both an 'outside director' (within the meaning of 'SS'162(m) of the Internal Revenue Code (the 'Code') and a 'non-employee director' (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) or, if not, will recuse themselves as appropriate. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may act for the Committee. The Committee or the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of 'SS'16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of 'SS'162(m) of the Code. The Committee will determine the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also will determine the prices, expiration dates and other material features of Awards. The Committee has the authority to interpret and construe any provision of the 2003 Plan and to adopt such rules and regulations for administering the 2003 Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the 2003 Plan or any Award.

    Eligibility. Any employee or director of and consultant to, the Company and its subsidiaries, as the Committee in its sole discretion shall select, are eligible to receive Awards under the 2003 Plan. As of December 31, 2002, the Company and its subsidiaries had 172 employees, all of whom would be eligible to participate in the Plan. However the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the Plan.

    Suspension, Discontinuance, Amendment. The Board of Directors may, at any time, suspend or discontinue the 2003 Plan or revise or amend it in any respect whatsoever. However, no amendment shall be effective without the approval of the stockholders of the Company if it would increase the number of shares of Stock which may be issued under the 2003 Plan, change the class of employees eligible to participate in the Plan, change the provisions relating to the exercise price of options, or if shareholder approval is required by law. No amendment or modification to the 2003 Plan or any Award may reduce the grantee's rights under any previously granted and outstanding Award without the consent of the grantee.

SUMMARY OF AWARDS AVAILABLE UNDER THE 2003 PLAN

    Non-Qualified Stock Options. The exercise price per share of each NQO granted under the 2003 Plan will be determined by the Committee on the grant date and will not be less than the fair market value of a share of Stock on the date of grant. Each NQO will be exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise price shall be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise or by means of a brokered cashless exercise. The 2003 Plan contains provisions applicable to the exercise of NQOs subsequent to a 'termination of employment,' as the result of a dismissal for 'cause,' a dismissal other than for 'cause,' 'disability' (as each such term is defined in the 2003 Plan), or death. In general, these provisions provide that options that are not exercisable at the time of such termination shall expire upon the termination of employment and options that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee's termination other than for cause, the expiration of three months after such termination of employment and (ii) in the event of a grantee's disability or death, the first anniversary of such termination. In the event of a dismissal for cause, all options held by such grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date. In addition, if a grantee dies subsequent to a termination of employment but before the expiration of the exercise period with respect to an option or an SAR, then the Award shall remain exercisable until the first anniversary of the grantee's date of death (or the expiration of the original exercise period, if earlier).

    Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. A grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date. The exercise price per share of each ISO must be at least the fair market value of a share of Stock on the grant date. An ISO will be exercisable for a maximum term, not to exceed ten years, established by the Committee on the grant date. The exercise price of an ISO will be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the exercise date or by means of a brokered cashless exercise. The aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (determined on the grant date) under the 2003 Plan or any other plan of the Company or its subsidiaries may not exceed $100,000. An ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company is subject to the following additional limitations: the exercise price per share of the ISO must be at least 110% of the fair market value of a share of Stock at the time any such ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

    In the event of a grantee's termination of employment, ISOs generally are exercisable to the same extent as described above with respect to NQOs. However, the definition of the term 'disability' in respect of ISOs may differ and no option that remains exercisable for more than three months following a grantee's termination of employment for any reason other than death or disability or the grantee's death within the three-month exercise period following the termination of employment, or for more than one year following a grantee's termination of employment as the result of disability, may be treated as an ISO. ISOs are not transferable other than by will or by the laws of descent and distribution.

    Director Options. Each member of the Board of Directors who is not an employee of the Company shall automatically be granted an NQO with respect to 550 shares of Stock as of the first Board meeting immediately following the annual meeting of the shareholders. These options will vest six months after the date of grant and will have an exercise price equal to the fair market value of the Stock on the date of grant.

    Stock Appreciation Rights. The Committee may grant SARs pursuant to the 2003 Plan. The exercise price of each SAR shall be such price as the Committee shall determine on the grant date. Each SAR shall be exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise of an SAR with respect to a number of shares entitles the grantee to an amount in cash, for each such share, equal to the excess of (i) the fair market value of a share of Stock on the date of exercise over (ii) the exercise price of the SAR. SARs may be granted as stand-alone awards or in connection with any NQO or ISO with respect to a number of shares of Stock less than or equal to the number of shares subject to the related option. The exercise of an SAR that relates to a particular NQO or ISO causes the cancellation of its related option with respect to the number of shares exercised. The exercise of an option to which an SAR relates causes the cancellation of the SAR with respect to the number of shares exercised. In the event of a grantee's termination of employment, SARs granted to the grantee are generally exercisable to the same extent as described above with respect to NQOs.

    Restricted Stock. A grant of shares of restricted stock represents the promise of the Company to deliver shares of Stock on a predetermined date to a grantee, provided the grantee is continuously employed by the Company until that date. Prior to the vesting of the shares, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares occurs on a later predetermined date if the grantee remains continuously employed by the Company until that later date. The Committee may, at the time shares of restricted stock are granted, impose additional conditions, such as the achievement of specified performance goals, to the vesting of the shares. Unvested shares of restricted stock are automatically and immediately forfeited upon a grantee's termination of employment for any reason.

TRANSFERABILITY

    No Award is transferable other than by will or the laws of descent and distribution except to the extent an award agreement permits otherwise.

CERTAIN CORPORATE CHANGES

    The 2003 Plan provides for an adjustment in the number of shares of Stock available to be delivered under the 2003 Plan, the number of shares subject to Awards, and the exercise prices of certain Awards, in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The 2003 Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

TAX WITHHOLDING

    The 2003 Plan provides that a grantee may be required to meet certain tax withholding requirements by remitting to the Company cash or through the withholding of shares otherwise payable to the grantee. In addition, the grantee may meet such withholding requirements, subject to certain conditions, by remitting previously acquired shares of Stock.

PERFORMANCE-BASED COMPENSATION

    A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated Officers of a public corporation. However, amounts that constitute 'performance-based compensation' under 'SS'162(m) of the Code are not counted toward the $1 million limit. If the 2003 Plan is approved by the Company stockholders, grants of NQOs, ISOs, and SARs generally would be eligible for this exception to the $1 million limit. The 2003 Plan authorizes the Committee to defer payment of Awards that do not qualify as performance-based compensation, generally until the grantee is no longer subject to the $1 million limit.

NEW PLAN BENEFITS

    Since no Awards have been made under the 2003 Plan and since Awards under the 2003 Plan are wholly discretionary, amounts payable under the 2003 Plan are not determinable at this time. For information regarding certain awards made in respect of fiscal 2002 under the Independence Holding Company 1988 Stock Incentive Plan, see 'Executive Compensation -- Summary Compensation Table' and the Compensation Committee Report.

SUMMARY OF FEDERAL TAX CONSEQUENCES

    The following is a brief description of the federal income tax treatment that will generally apply to Awards under the 2003 Plan based on current federal income tax rules.

    Non-Qualified Options. The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

  Incentive Stock Options.

    Income tax. The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

    If the grantee does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the grantee, then, upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

    Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the grantee. Upon exercise of an SAR, the amount of cash or the fair market value of Stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

    Restricted Stock. A grantee who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a 'substantial risk of forfeiture' for federal income tax purposes. Upon the vesting of Stock subject to an Award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to 'SS'83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company will be entitled to a corresponding deduction.

    Withholding of Taxes. The Company may withhold amounts from grantees to satisfy withholding tax requirements. Subject to guidelines established by the Committee, grantees may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

    $1 Million Limit. 'SS'162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company's chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as 'performance-based compensation' is not subject to the $1 million limit. The 2003 Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

    Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2003 Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the 2003 Plan.

PRINCIPAL REASONS TO ADOPT THE 2003 PLAN

    The Board of Directors views the issuance of stock options and other equity-based awards to key individuals as necessary in order to attract and retain the services of the individuals essential to the Company's long term success. The purpose of the 2003 Plan is to encourage and enable the key individuals associated with the Company, upon whose judgment, initiative and efforts the Company will largely depend for the successful conduct of its business, to acquire or increase their proprietary interest in the success of the Company. It is anticipated that providing such persons with a direct stake in the Company will assure a close identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf.

VOTING ON THE PROPOSAL

    The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required for the approval of the adoption of the 2003 Plan. Geneve Corporation, which owns approximately 58% of the outstanding shares as of the record date, has informed the Board of Directors that it intends to vote for the proposal.

           The board of directors recommends a vote 'FOR' proposal 3

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file with the Securities and Exchange Commission ('SEC') and any national securities exchange on which these securities are registered, initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock or other equity securities of the Company. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all 'SS'16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all 'SS'16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with for the fiscal year ended December 31, 2002.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 2004 must be received at the Company's principal executive office not later than December 31, 2003 in order to be includable in the proxy material for such meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                         By Order of the Board of Directors

                                         /s/ David T. Kettig
                                         -----------------------------
                                         DAVID T. KETTIG
                                         Secretary

April 30, 2003

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                                                                       EXHIBIT A

                          INDEPENDENCE HOLDING COMPANY
                           2003 STOCK INCENTIVE PLAN

                                   ARTICLE 1
               ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE OF PLAN

    1.1 Establishment of the Plan. Independence Holding Company (the 'Company') hereby establishes an incentive compensation plan to be known as the 'Independence Holding Company 2003 Stock Incentive Plan' (the 'Plan'), as set forth in this document. The Plan permits the grant of incentive stock options, nonqualified stock options and restricted stock to Key Persons. Subject to the affirmative vote of a majority of the shares of Common Stock represented at the Company's next annual meeting of its shareholders, the Plan is effective as of April 1, 2003 (the 'Effective Date'), and shall remain in effect as provided in
Section 1.3. Awards may be granted hereunder on or after the Effective Date, but in no event be exercisable or payable to a Participant prior to such stockholder approval; and, if such approval is not obtained within twelve months after the Effective Date, such awards shall be of no force and effect.

    1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing incentives to Key Persons that will link their personal interests to the long-term financial success of the Company and to the growth in shareholder value. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Persons upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

    1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1., and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 10, until all Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Incentive Stock Option be granted under the Plan on or after the tenth anniversary of the Plan's Effective Date.

                                   ARTICLE 2
                          DEFINITIONS AND CONSTRUCTION

    2.1 Definitions. Whenever used in the Plan with the initial letter of the word capitalized, the following terms shall have the meanings set forth below, unless a different meaning is clearly intended by the context.

        (a) 'Award' means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights or Restricted Stock.

        (b) 'Beneficial Owner' shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the 'Exchange Act').

        (c) 'Board' or 'Board of Directors' means the Board of Directors of the Company.

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        (d) 'Change in Control' shall mean the occurrence of any one or more of the events set forth in the following paragraphs:

           (i) a change in the ownership of 50% or more of the Corporation's outstanding common stock, within a twelve month period; or

           (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting stock or the other voting securities of such surviving entity outstanding immediately after such merger or consolidation; or

           (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

       However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed 'part of a purchasing group' for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 5% of the stock of the purchasing company or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee directors). The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred under subparagraphs (i), (ii), and (iii) above.

        (e) 'Cause' has the meaning set forth in any employment, severance or other agreement governing the relationship between the relevant Participant and the Company in effect as of the date the event giving rise to Cause occurred. In the absence of such a provision, 'Cause' means: (i) any material violation by the Participant of the terms of any agreement between the Participant and the Company, including, without limitation, any employment or non-competition agreement, (ii) the Participant's conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (iii) conduct of the Participant related to the Participant's employment for which either criminal or civil penalties against the Participant or the Company may be sought; (iv) material violation of the Company's policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy;
    (v) serious neglect or misconduct in the performance of the Participant's duties for the Company or willful or repeated failure or refusal to perform such duties.

    Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant's employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant's termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall be deemed to have been terminated for

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Cause. A Participant's termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

        (f) 'Code' means the Internal Revenue Code of 1986, as amended from time to time.

        (g) 'Committee' means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.

        (h) 'Company' means Independence Holding Company, a Delaware corporation, or any successor thereto as provided in Article 13.

        (i) 'Disability' means a permanent and total disability as determined by the Committee in good faith, provided that with respect to an ISO, it shall mean a disability described in Section 422 (c)(6) of the Code.

        (j) 'Fair Market Value' on a specified date means the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market on that date, as reported on the National Association of Securities Dealers Automated Quotation system ('NASDAQ'), or the closing price at which a Share is listed if listed as a national market security on NASDAQ or on a national securities exchange on which Shares are primarily traded; but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

        (k) 'Incentive Stock Option' or 'ISO' means an Option granted under
    Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422(b) of the Code.

        (l) 'Key Person' means an employee or director of, or consultant to the Company or one of its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company. 'Key Person' also may include those employees, directors or consultants identified by the Committee, in situations concerning extraordinary performance, promotion, retention, or recruitment. The granting of an Award under this Plan shall be deemed a determination by the Committee that such individual is a Key Person.

        (m) 'Nonqualified Stock Option' or 'NSO' means an Option granted under
    Article 6 which is not an Incentive Stock Option.

        (n) 'Option' means an Incentive Stock Option or a Nonqualified Stock Option. Subject to the terms and conditions of the Plan and of the relevant Option agreement, the grant of an Option entitles the Participant to purchase a pre-established number of Shares at an exercise price established by the Committee.

        (o) 'Participant' means a Key Person who has been granted an Award under the Plan.

        (p) 'Period of Restriction' means the period during which the transfer of Shares of Restricted Stock is restricted pursuant to Article 7.

        (q) 'Person' shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d).

        (r) 'Plan' means the Independence Holding Company 2003 Stock Incentive Plan, as herein described.

        (s) 'Restricted Stock' means an Award of restricted Shares granted to a Participant pursuant to Article 7.

        (t) 'Stock' or 'Shares' means the common stock of the Company.

        (u) 'Stock Appreciation Right' or 'SAR' means the right, subject to the terms of the Plan and the applicable Award agreement, to receive from the Company, with respect to each Share subject to the SAR, an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR.

        (v) 'Subsidiary' means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (w) References in this Plan to a 'termination of employment' mean the Participant (i) ceasing to be employed by, or to provide consulting or other services to, the Company or any corporation (or any of its subsidiaries) which assumes the Participant's award in a transaction to which section 424(a) of the Code applies or (ii) ceasing to be a member of the Board of Directors. For purposes of the foregoing, if a Participant continues in a relationship with the Company as either an employee, a consultant or a member of the Board of Directors, the Participant shall not be considered to have terminated employment until he severs all such relationships with the Company, even if the nature of his relationship changes. The Committee shall determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on Options theretofore granted under the Plan.

    2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                   ARTICLE 3
                                 ADMINISTRATION

    3.1 The Committee. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the 'Committee') consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. It is intended that each member of the Committee shall be a 'non-employee director' for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the 'Exchange Act') and an 'outside director' for purposes of Code Section 162(m) and the regulations thereunder or that the members of the Committee who do not qualify as both outside directors and non-employee directors will recuse themselves at the appropriate time to permit grants hereunder to satisfy the requirements of Code Section 162(m) and Rule 16b-3. Notwithstanding the foregoing, the fact that the Committee is not comprised solely of outside directors and non-employee directors, and such members do not recuse themselves, will not invalidate the grant of any Award or any other action that otherwise satisfies the terms of the Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee.

    3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and the terms of any Award; to correct any defect, supply any omission and reconcile any inconsistency in the Plan; to establish, amend or waive rules and regulations for its administration; to make all other determinations that may be necessary or advisable for the administration of the Plan; to accelerate the exercisability of any Award or the end of a Period of Restriction or the termination of any Award agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 10 herein) to amend the terms and conditions of any outstanding Option or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

    3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Persons as it may select in its discretion, to determine the time or times of receipt, the types of Awards, and the number of Shares covered by each of the Awards, and to establish the terms, conditions, performance criteria, restrictions and all other terms, conditions and provisions of such Awards.

    3.4 Decisions Binding. All interpretations, determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, employees, Participants and their estates and beneficiaries.

    3.5 Delegation of Certain Responsibilities. The Committee, in its sole discretion, may delegate to appropriate officers of the Company the administration of the Plan under this Article 3, provided that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan and only may delegate its authority to grant Awards as set forth below. All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee. Notwithstanding any other provision of the Plan, the Committee or, pursuant to Section 3.1, the Board, may delegate to one or more officers of the Company the authority to designate the Key Persons (other than such officer(s)), who will receive Awards under the Plan and the size and other terms of each such Award, to the fullest extent permitted by 'SS'157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of section 162(m) of the Code.

    3.6 Procedures of the Committee. All determinations of the Committee shall be made by a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her other services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the

Committee shall be entitled to indemnification (as provided in Article 12 herein), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.

    3.7 Award Agreements. Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original award agreement, are not inconsistent with the provisions of the Plan. An Option agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. If an Option agreement does not expressly provide that the Option is an ISO, the Option will be NSO.

    3.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

    3.9 Information to be Furnished to the Committee. The Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation, and comparable information related to directors and consultants shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   ARTICLE 4
                           STOCK SUBJECT TO THE PLAN

    4.1 Source of Shares. The Shares with respect to which Awards may be made under the Plan shall be Shares either (a) currently authorized but unissued,
(b) authorized and issued and held in the Company's treasury or (c) acquired by the Company for the purposes of the Plan.

    4.2 Limits on Awards. The maximum number of Shares that may be granted to Participants and their beneficiaries under the Plan shall be as follows:

        (a) Aggregate Plan Limit. The total number of Shares with respect to which Options, Restricted Stock and cash-settled SARs may be granted is 350,000 Shares. To the extent that a SAR does not provide for the issuance of Shares, there is no limit on the number of shares with respect to which such SARs may be granted.

        (b) Individual Limit. The total number of Shares with respect to which Awards may be granted to any Key Person during any one calendar year shall not exceed 100,000 Shares. Such limit may be adjusted under paragraphs (e) and (f) below, except that Options granted and subsequently canceled or deemed to be canceled in a calendar year count against the limit for that year even after their cancellation.

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


        (c) ISO Limit. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of Shares with respect to which ISOs are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as Nonqualified Stock Options regardless of the terms of the Award.

        (d) Effect of Cash Settlement, Cashless Exercise or Withholding. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is settled in cash or a portion of the Award is used to satisfy the exercise price or the applicable tax withholding obligation, such Shares shall nevertheless be deemed delivered for purposes of determining the maximum number of Shares still available under the Plan.

        (e) Shares Available Again. Except as provided in paragraph (b) above, Shares that are subject to an Option under the Plan that remain unissued upon the cancellation or termination of such Option for any reason, and Shares of Restricted Stock that are forfeited and with respect to which the dividends paid on such Shares are also forfeited, shall again become available for Awards.

        (f) Adjustments in Authorized Shares. In the event of any merger, reorganization, split-up, spin-off, consolidation, recapitalization, separation, liquidation, extraordinary cash dividend, stock dividend, stock split, share combination, exchange of shares, or other change in the corporate structure of the Company affecting the Stock, the Committee, in its sole discretion, shall adjust the limits set forth in paragraphs (a) and
    (b) above with respect to the number and class of Shares, as applicable, which may be granted and delivered under the Plan.

    4.3 General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

        (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected in the discretion of the Committee on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

    4.4 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares in the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plans and arrangements of the Company assumed in business combinations.

    4.5 Settlement and Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof, as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

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                                   ARTICLE 5
                         ELIGIBILITY AND PARTICIPATION

    5.1 Eligibility. Any person who, in the opinion of the Committee, is a Key Person is eligible to participate in this Plan.

    5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Key Persons to whom Awards shall be granted and determine the nature and amount of each Award. No individual, even if previously designated a Key Person, shall have any right to be granted an Award under this Plan.

                                   ARTICLE 6
                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Key Persons at any time and from time to time as shall be determined by the Committee. Subject to Article 4, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant any type of option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NSOs.

    6.2 Grant of Stock Appreciation Rights; Types of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee may grant SARs to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion. A SAR may provide for payment by the Company upon exercise to be in cash or Shares (valued at their Fair Market Value on the date of exercise of the SAR), as the Committee may determine in its sole discretion. A SAR may be granted in connection with all or any part of, or independently of, any Option granted under the Plan. A SAR granted in connection with a Nonqualified Stock Option may be granted at or after the time of grant of such Option. A SAR granted in connection with an Incentive Stock Option may be granted only at the time of grant of such Option. Upon the exercise of a SAR granted in connection with an Option, the number of Shares subject to the Option shall be reduced by the number of Shares with respect to which the SAR is exercised. Upon the exercise of an Option in connection with which a SAR has been granted, the number of Shares subject to the SAR shall be reduced by the number of Shares with respect to which the Option is exercised, provided that if the SAR is granted with respect to less that the full amount of Shares subject to the Option, the number of Shares subject to the SAR only shall be reduced by the number of Shares with respect to which the Option has been exercised that exceeds the number of Option Shares not covered by the SAR.

    6.3 Adjustment of Options and SARs. The Committee shall adjust the number of Shares subject to an Option or SAR and the terms of such Option or SAR, as follows:

        (a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of Shares subject to each outstanding Option and SAR and the exercise price-per-Share of each such Option and SAR.

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


        (b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Shares receive securities of another corporation), each Option and SAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Shares subject to such Option or SAR would have received in such merger or consolidation.

        (c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee, in its absolute discretion, shall have the power to:

           (A) cancel, effective immediately prior to the occurrence of such event, each Option and SAR outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant to whom such Option or SAR was granted an amount in cash for each Share subject to such Option or SAR equal to the excess of (I) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of such event over (II) the exercise price of such Option or SAR; or

           (B) provide for the exchange of each Option and SAR outstanding immediately prior to such event (whether or not then exercisable) for an option or stock appreciation right, as appropriate, on some or all of the property which a holder of the number of Shares subject to such Option or SAR would have received in such transaction or on shares of the acquirer or surviving corporation and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the Participant to whom such Option or SAR was granted in partial consideration for the exchange of the Option or SAR.

        (d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in this Section 6.3, the Committee may, in its absolute discretion, make such adjustments in the number and class of Shares subject to Options and SARs outstanding on the date on which such change occurs and in the per-share exercise price of each such Option and SAR as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each Option or SAR outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option or SAR was granted an amount in cash, for each Share subject to such Option or SAR, equal to the excess of (i) the Fair Market Value of each Share on the date of such cancellation over (ii) the exercise price of such Option or SAR.

    6.4 Exercise Price. The exercise price of each Option and SAR granted under this Article 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time that the Option or SAR is granted; except that the exercise price shall not be less than 100% of the

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


Fair Market Value of a Share on the date of grant except as provided in Section
6.6 with respect to Options granted to 10% shareholders.

    6.5 Duration of Options and SARs. Each Option and SAR shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth anniversary of the date of its grant, except as provided in Section 6.6 with respect to 10% shareholders.

    6.6 Special Rule for 10% Shareholders. An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option and shall not be exercisable later than the fifth anniversary of the date of its grant.

    6.7 Exercise of Options and SARs. Options and SARs granted under the Plan shall be exercisable, on such terms and conditions and during such periods as the Committee shall in each instance establish, which need not be the same for all Participants. In the event that the Committee, at the time of grant, does not specify the period during which an Option or SAR will be exercisable, such Option or SAR shall become exercisable with respect to 1/3 of the Shares subject to such Option or SAR on each of the first three anniversaries of the date of grant, provided that an SAR granted in connection with an Option only may be exercised at such times and to the extent that the related Option may be exercised. Unless the applicable Award agreement otherwise provides, once a portion of an Option or SAR becomes exercisable, it shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) the expiration, cancellation or termination of the award.

    6.8 Payment of Option Exercise Price. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, subject to the following:

        (a) The full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (c), payment may be made as soon as practicable after the exercise).

        (b) The exercise price shall be payable in cash or, if permitted by the Committee, by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee in its discretion, and valued at Fair Market Value as of the date of exercise, or in any combination of cash and shares thereof, as determined and permitted by the Committee.

        (c) To the extent permitted by law, the Committee may, in its discretion, permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell the Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

    As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates issued in the Participant's name with respect to the number of Shares purchased.

    6.9 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Stock acquired pursuant to the exercise of an Option or SAR under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Stock is then listed and under any blue sky or state securities laws applicable to such Shares.

    6.10 Termination of Employment. Unless the Committee determines otherwise, if a Participant's employment with the Company or a Subsidiary terminates, any outstanding Options and SARs that are not exercisable as of the date of termination shall expire as of the termination of employment and shall be of no further force or effect. The following provisions shall apply to Options and SARs that were exercisable at the time the Participant's employment terminates:

        (a) Death. If a Participant dies while employed by the Company or a Subsidiary, any outstanding Options and SARs, to the extent exercisable at the time of death, shall remain exercisable until the earlier of the expiration date of the Option or SAR and the first anniversary of the Participant's death. Any such Option or SAR may be exercised by the person or persons who acquire the Participant's rights under the Option or SAR by will or by the laws of descent and distribution.

        (b) Disability. If a Participant's employment with the Company or a Subsidiary terminates by reason of Disability or if an employee of the Company or a Subsidiary is designated an inactive employee by reason of Disability, any outstanding Options and SARs, to the extent exercisable at the time of such termination or designation, shall remain exercisable until the earlier of the expiration date of the Option or SAR and the first anniversary of the Participant's termination or designation. If the Participant dies during such one-year period, any such Options and SARs shall remain exercisable until the earlier of the expiration date of the Option or SAR and the first anniversary of the Participant's death.

        (c) Other Reasons. If a Participant's employment with the Company or a Subsidiary terminates for any reason other than death, Disability or for Cause, all outstanding Options and SARs, to the extent exercisable at the time of such termination or designation, shall remain exercisable until the earlier of the expiration date of the Option or SAR and three (3) months after such date of termination. If the Participant dies during such three-month period, any such Options and SARs shall remain exercisable until the earlier of the expiration date of the Option or SAR and the first anniversary of the Participant's death.

        (d) Cause. If the employment of a Participant shall terminate for Cause, rights under all outstanding Options and SARs shall immediately expire as of the commencement of business of the effective date of the termination of employment and shall be of no further force or effect.

    6.11 Nontransferability of Options and SARs. Except as otherwise provided by the Committee in the applicable Award agreement, no Option or SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or during the period that the Participant is under a legal disability by the Participant's guardian or legal representative.

    6.12 Requirements of Law. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an Option or SAR (including without limitation the right of the Committee to limit the time of exercise to specified periods) as may be necessary to satisfy the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. An Option or SAR may not be exercised if, in the determination of the Board of Directors, such exercise would violate the Sarbanes-Oxley Act of 2002 or other applicable law.

    6.13 Settlement in Cash. Upon the exercise of an Option by a Participant, the Committee may in its discretion pay to the Participant in lieu of Shares, an amount in cash equal to the excess of (a) the Fair Market Value at the time of exercise of the number of Shares of Stock with respect to which the Participant is exercising his Option; over (b) the total Exercise Price for such Shares established by the Committee; reduced by (c) withholding for all applicable taxes.

    6.14 Director Option Grants. As of the meeting of the Board immediately following an Annual Meeting of the Stockholders of the Company, each member of the Board who is not an employee of the Company or a subsidiary shall automatically be granted an NSO with respect to 550 Shares. Such Option shall be exercisable in full on the date six months after the date such Option is granted and shall remain exercisable until the tenth anniversary of the date of grant. The exercise price per Share of such Option shall be the Fair Market Value of a Share on the date of grant. All other terms of such Options shall be as set forth in the Plan, provided, however, that except as set forth in Section 6.3(c) hereof, the Board shall have no power to accelerate the exercisability of such Options.

                                   ARTICLE 7
                                RESTRICTED STOCK

    7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to such Participants and in such amounts as it shall determine.

    7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period of Restriction, or periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. A Participant shall have no rights to an Award of Restricted Stock until the Participant executes a Restricted Stock agreement in the form determined by the Committee.

    7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

    7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

    7.5 Issuance of Certificates; Shareholder Rights. Promptly after a Participant executes a Restricted Stock agreement and, if the Committee determines, delivers to the Committee a stock power duly endorsed in blank with respect to such Shares, the Company or its exchange agent shall issue to the Participant a stock certificate or stock certificates for the shares of Restricted Stock covered by the Award or shall establish an account evidencing ownership of the Shares in uncertificated form. The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor pursuant to this Section 7.5, and then only from the date such certificate is issued. Upon the issuance of such stock certificate(s), or establishment of such account, the Participant shall have the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares, subject to: (i) the nontransferability restrictions described in Section 7.3 and the forfeiture provision described in Section 7.11;
(ii) in the Committee's discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Restricted Stock Agreement.

    7.6 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

        'The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Independence Holding Company 2003 Stock Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a
    Restricted Stock Agreement dated           . A copy of the Plan, such
    rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Independence Holding Company.'

    7.7 Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing Restricted Stock shall remain in the possession of the Company or such other custodian as the Company may designate until the end of the Period of Restriction.

    7.8 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the applicable Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend set forth in Section 7.6 removed from his Stock certificate.

    7.9 Dividends and Other Distributions. Unless the Committee specifies deferred payment of cash dividends in the Restricted Stock Agreement, a Participant holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares during the Period of Restriction. If any such dividends or distributions are paid in Shares of Stock, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

    7.10 Termination of Employment for Other Reasons. In the event that a Participant terminates his employment with the Company for any reason other than for death or Disability during the Period of Restriction, then any Shares of Restricted Stock and, the related cash dividends to the extent deferred under
Section 7.9 hereof, still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

    7.11 Adjustment of Awards. In the event of a stock dividend, stock split, share combination, exchange of shares or any other change in the corporate structure of the Company affecting Restricted Stock, including but not limited to the events described in section 6.2, the Committee in its sole discretion may adjust the number or class of Shares subject to a Restricted Stock Award which have not yet been issued, as may be determined to be appropriate and equitable, to prevent dilution or enlargement of rights.

                                   ARTICLE 8
                            BENEFICIARY DESIGNATION

    8.1 Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   ARTICLE 9
                              RIGHTS OF EMPLOYEES

    9.1 No Right to Awards. Except as set forth in Section 6.14 hereof, no employee or other person shall have a right to receive an Award or, having received an Award, to receive any additional Awards. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

    9.2 No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or services as a consultant at any time, nor confer upon any Participant any right to continue in the employ of or to perform services for the Company. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

                                   ARTICLE 10
                    AMENDMENT, MODIFICATION, AND TERMINATION

    10.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan or any Award. However, the approval of the stockholders of the Company of such action is required if such termination, amendment or modification may:

        (a) increase the total number of Shares which may be issued under this Plan, either in the aggregate or to an individual, except as provided in
    Section 4.2(f) herein;

        (b) change the class of employees eligible to participate in the Plan;

        (c) change the provisions of the Plan regarding the exercise price of an Option; or

        (d) otherwise be required by law.

    10.2 Awards Previously Granted. No termination, amendment or modification of the Plan or any Award shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 11
                  WITHHOLDING AND DEFERRAL OF CERTAIN PAYMENTS

    11.1 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any cash, Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

    11.2 Limitations Imposed by Section 162(m). Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an Award may be limited as a result of Section 162(m) of the Code, the Committee may delay the payment in respect of such Award until a date that is within 30 days after the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code. In the event that a Participant exercises an Option at a time when the Participant is a 'covered employee,' and the Committee determines to delay the payment in respect of such Option, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book account. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

                                   ARTICLE 12
                                INDEMNIFICATION

    12.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE 13
                                   SUCCESSORS

    13.1 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE 14
                              REQUIREMENTS OF LAW

    14.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    14.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Delaware, without reference to principles of conflict of laws.

                                   Appendix 1


[X] PLEASE MARK VOTES           REVOCABLE PROXY
AS IN THIS EXAMPLE        INDEPENDENCE HOLDING COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 20,2003

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

   The undersigned stockholder of Independence Holding Company (the "Company") hereby appoints Teresa A. Herbert and David T. Kettig, and each or either of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, June 20, 2003 at 9:30 A.M., E.D.T., at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut and at any adjournment or postponement thereof.




                                              -------------------------------
Please be sure to sign and date                 Date
  this Proxy in the box below.
-----------------------------------------------------------------------------

----Stockholder sign above-----------Co-holder (if any) sign above-----------


                                                          With-       For all
                                               For        hold        Except
1. To elect seven directors:
   Nominees:                                   [ ]         [ ]          [ ]
   Larry R. Graber, Allan C. Kirkman,
   Steven B. Lapin, Edward Netter,
   Robert P. Ross, Jr., James G. Tatum and Roy T.K. Thung

   INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

   ---------------------------------------------------------------------------

                                               For      Against        Abstain

2. To ratify the appointment of KPMG LLP
   as independent auditors for the fiscal      [ ]         [ ]          [ ]
   year ending December 31, 2003.

3. To approve the 2003 Stock Incentive Plan.   [ ]         [ ]          [ ]

4. To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The Board of Directors recommends a vote "FOR" all proposals.

   The shares represented by this proxy card will be voted as directed above. If no direction is given and the proxy card is validly executed, the shares will be voted FOR all listed proposals.

   The undersigned hereby ratifies and confirms all that said proxies, agents, and attorneys, or any of them or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

   Please sign the Proxy exactly as your name(s) appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


--------------------------------------------------------------------------------

    Detach above card, sign, date and mail in postage paid envelope provided.

                        INDEPENDENCE HOLDING COMPANY
              96 Cummings Point Road     Stamford, Connecticut 06902


--------------------------------------------------------------------------------
                         PLEASE DATE,SIGN AND RETURN.
                  YOUR PROMPT ATTENTION WILL BE APPRECIATED.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

---------------------------------------

---------------------------------------

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                         STATEMENT OF DIFFERENCES
                         ------------------------
The section symbol shall be expressed as................................ 'SS'